Exhibit 12.2

Certification by the Principal Financial Officer
Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Min Cao, certify that:

1.   I have reviewed this annual report on Form 20-F of JA Solar Holdings Co., Ltd. (the “Company”), as amended by Amendment No.1 on May 23, 2012 and Amendment No.2 on the date hereof;

2.   Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and

3.   Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this report.

Date: July 2, 2012

By:	/s/ Min Cao
Name:	Min Cao
Title:	Chief Financial Officer